Exhibit 99.1

JOINT NEWS RELEASE
August 14, 2013, 9:00 a.m.

For Information:
First Community Corporation
Michael C. Crapps
President & Chief Executive Officer
(803) 951- 0501

Savannah River Financial Corporation
Paul S. Simon
Chairman of the Board
(706) 733-5183

First Community Corporation and Savannah River Financial Corporation to Merge

Lexington, SC, Augusta, GA  and Aiken, SC --- (BUSINESS WIRE) --- First Community Corporation (Nasdaq: FCCO), the holding company of First Community Bank, and Savannah River Financial Corporation (SRFC), the holding company of Savannah River Banking Company, jointly announced today the signing of a definitive merger agreement, under which First Community has agreed to acquire Savannah River in a cash and stock transaction with a total current value of approximately $33.6 million or approximately $11.00 per share.  The transaction value at the time of the merger may change due to changes in the price of First Community stock.

Upon completion of the transaction, the combined company will have approximately $775 million in total assets, $635 million in total deposits, and $450 million in total loans.  The transaction will create a 13-office banking company.  The merger agreement has been unanimously approved by the Board of Directors of each company.  Closing of the transaction, which is expected to occur early in the first quarter of 2014, is subject to customary conditions, including regulatory approval and approval by the shareholders of both companies.

“This is a comfortable extension of our company into a contiguous county, and beyond into Augusta.  The Central Savannah River Area (CSRA) and the midlands of South Carolina have many economic similarities, and both are experiencing nice momentum in business growth,” said First Community President and CEO Michael C. “Mike” Crapps.  “More importantly, we are excited to partner with the Savannah River Banking Company team.  The Board of Directors, CEO Randy Potter, President Jeff Spears, and the entire team have created a successful banking organization, with a commitment to quality that permeates all aspects of their business.  This includes the talent of the staff, their approach to serving their clients, and is evident in the quality of their balance sheet.”

Per the merger agreement, 60% of the consideration will be paid in cash and the balance (40%) will be in newly issued shares of FCCO common stock.  The exchange ratio for the stock component of the transaction will be determined by dividing $11.00 by First Community’s weighted average stock price during a ten trading day period ending five business days before the closing of the transaction (the “FCCO stock price”), if the  FCCO stock price is  above $8.48 but below $10.36.  If the FCCO stock price is at or above $10.36, then the exchange ratio will be 1.0618 FCCO shares for each SRFC share, and if the FCCO stock price is at or below $8.48, then the exchange ratio will be 1.2972 FCCO shares for each SRFC share.  The merger agreement provides FCCO and SRFC with certain termination and exchange ratio adjustment rights if the FCCO stock price is above $11.78 or below $7.54.

Mr. Paul S. Simon, Chairman of the Board of SRFC, said, “The Board of Directors of the Savannah River Financial Corporation, its Executive Officers, and I are pleased to recommend this merger opportunity to our shareholders and to join together with an excellent company that is well capitalized and has much forward momentum.  This combination offers our shareholders a cash dividend and enhanced liquidity, as well as a premium on the capital they invested.  We are excited about the future of this combined company.”

Randy Potter, CEO of SRFC, along with Paul S. Simon and Leland Reynolds, all current Savannah River Board members, will be appointed as members of the First Community Board of Directors.  Additionally, Mr. Potter will serve the combined company in a consulting role for a one year period.  Jeff Spears, President of SRFC, will remain as the Regional President of the CSRA market, along with Phil Wahl, Augusta Market President, and Joe Lewis as Aiken Market President.

Mr. Spears commented, “Our clients will continue to receive the same high quality level of service from the same bankers that have served them at SRFC.  With First Community, we have found a shared passion for our work with local businesses and professionals.  This focus will continue and we are looking forward to the additional capacity and product lines that this combination of banks will bring to our clients.”

First Community Corporation was advised in the transaction by FIG Partners as financial advisor, and Nelson Mullins, Riley & Scarborough, as legal counsel.   SRFC was advised by Allen C. Ewing & Company as financial advisor, and Bryan Cave as legal counsel.

First Community Corporation

First Community Corporation is the holding company for First Community Bank.  The company currently operates 11 full-service banking offices throughout the midlands of South Carolina in Lexington, Richland, Newberry and Kershaw counties.  First Community is focused on providing financial solutions to local businesses and professionals through three lines of business, including commercial and retail banking, mortgage banking, and financial planning and investment advisory services.

Savannah River Financial Corporation

Savannah River Financial Corporation is the holding company for Savannah River Banking Company.  The company currently operates 2 full-service financial centers located in Augusta, GA and Aiken, SC.  Savannah River provides a high level of client services through a dedicated and experienced team of over 30 associates, all with extensive bank knowledge of the CSRA market and the other communities that it serves.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, and including statements about the benefits of the merger between First Community and Savannah River Financial Corporation, which are subject to numerous assumptions, risks, and uncertainties.  Actual results could differ materially from those anticipated by such statements for a variety of factors including, without limitation: the businesses of First Community and Savannah River Financial Corporation may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected timeframes; disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the merger may not be obtained on the proposed terms and schedule; Savannah River Financial Corporation and/or First Community shareholders may not approve the merger; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure; and other factors described in First Community’s Annual Report on Form 10-KSB and documents subsequently filed by First Community with the Securities and Exchange Commission.  All forward-looking statements included in this news release are based on information available at the time of the release.  Neither First Community nor Savannah River Financial Corporation assume any obligation to update any forward-looking statement.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

First Community intends to file relevant documents concerning the transaction with the Securities and Exchange Commission, including a registration statement on Form S-4 which will include a proxy statement/prospectus.  Shareholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings by First Community, at the Securities and Exchange Commission’s internet site (http://www.sec.gov).  Copies of the proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the proxy statement/ prospectus can also be obtained, without charge, by directing a request to First Community Corporation, 5455 Sunset Blvd., Lexington, SC 29072, Attention:  Michael Crapps.

SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, AND OTHER RELEVANT DOCUMENTS WHEN THEY ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION.

The directors and executive officers of First Community and other persons may be deemed to be participants in the solicitation of proxies from First Community shareholders in connection with the proposed merger.  Information regarding First Community’s directors and executive officers is available in its definitive proxy statement (form type DEF 14A) and additional definitive proxy soliciting materials filed with the SEC for First Community’s 2013 annual shareholder meeting.  Other information regarding the participants in the First Community proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

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